Smart Logistics Global Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE HKD0.0001
ORDINARY SHARES

CUSIP NO.: G82195 101

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES PAR VALUE OF HKD0.0001 EACH OF

SMART LOGISTICS GLOBAL LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SMART LOGISTICS GLOBAL LIMITED
Corporate
Seal
CAYMAN ISLANDS

HUE KWOK CHIU
Chairman and CEO

LO TAI ON
CFO

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112